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                                                                     EXHIBIT 5.1


                                February 5, 1999






Affiliated Computer Services, Inc.
2828 North Haskell Avenue
Dallas, Texas  75204


Ladies and Gentlemen:

         We have acted as counsel to Affiliated Computer Services, Inc., a Delaware corporation (the "Company"), in connection with the Company's registration under the Securities Act of 1933, as amended (the "Act"), of the underwritten offering of 3,500,000 shares of the Company's Class A Common Stock, par value $0.01 per share ("Common Stock"), on behalf of the Company and the sale by Darwin Deason of up to 525,000 additional shares of Common Stock subject to an over-allotment option to be granted to the underwriters of such offering (the "Underwriters"), pursuant to a Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") (all such shares of Common Stock, the "Shares").

         In connection with this opinion, we have examined such documents and records of the Company and such statutes, regulations, and other instruments and certificates as we have deemed necessary or advisable for the purposes of this opinion. We have assumed that all signatures on all documents presented to us are genuine, that all documents submitted to us as originals are accurate and complete, and that all documents submitted to us as copies are true and correct copies of the originals thereof. We have also relied upon such certificates of public officials, corporate agents, and officers of the Company and Mr. Deason to the extent necessary or advisable with respect to the accuracy of material factual matters contained therein which were not independently established.

         Based on the foregoing, we are of the opinion that the Shares being sold by the Company, when issued and sold to the Underwriters as described in the Registration Statement, will be validly issued, fully paid, and nonassessable and that the shares being sold by Mr. Deason pursuant to the Registration Statement are validly issued, fully paid, and nonassessable.



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Affiliated Computer Services, Inc.
February 5, 1999
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         This opinion may be filed as an exhibit to the Registration Statement.
Consent is also given to the reference to this firm as having passed on the validity of the Shares under the caption "Legal Matters" in the prospectus contained in the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.


                                                       Very truly yours,

                                                       /s/ HUGHES & LUCE, L.L.P.